EXHIBIT 4.2

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                           PRIDE INTERNATIONAL, INC.

                                      and

                           THE CHASE MANHATTAN BANK

                                                      Trustee.

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                         SECOND SUPPLEMENTAL INDENTURE

                         Dated as of _______ ___, 1999


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                          Supplementing the Indenture
                                  dated as of
                                  May 1, 1997


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                               TABLE OF CONTENTS

                                                                          PAGE

ARTICLE ONE SUPPLEMENT OF THE ORIGINAL INDENTURE..............................1
      SECTION 1.1. Supplement to Article One of the Original Indenture........1
      SECTION 1.2. Supplement to Article Four of the Original Indenture......15
      SECTION 1.3. Supplement to Article Five of the Original Indenture......15
      SECTION 1.4. Supplement to Article Eight of the Original Indenture.....16
      SECTION 1.5. Supplement to Article Nine of the Original Indenture......18
      SECTION 1.6. Supplement to Article Ten of the Original Indenture.......18
      SECTION 1.7. Supplement to Article Eleven of the Original Indenture....28
      SECTION 1.8. New Article Fourteen......................................29
      SECTION 1.9. Effect of Article One.....................................33

ARTICLE TWO THE NOTES........................................................33

ARTICLE THREE REPRESENTATIONS OF THE COMPANY.................................34
      SECTION 3.1. Authority of the Company..................................34
      SECTION 3.2. Truth of Recitals and Statements..........................34

ARTICLE FOUR CONCERNING THE TRUSTEE..........................................34
      SECTION 4.1. Acceptance of Trusts......................................34
      SECTION 4.2. No Responsibility of Trustee for Recitals, etc............34

ARTICLE FIVE MISCELLANEOUS PROVISIONS........................................34
      SECTION 5.1. Relation to this Indenture................................34
      SECTION 5.2. Meaning of Terms..........................................34
      SECTION 5.3. Counterparts of Supplemental Indenture....................34
      SECTION 5.4. Governing Law.............................................35

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      THIS SECOND SUPPLEMENTAL INDENTURE, dated as of ______ ___, 1999, between
Pride International, Inc., a Louisiana corporation formerly known as Pride Petroleum Services, Inc. (the "Company"), and The Chase Manhattan Bank, as Trustee (the "Trustee") under the Original Indenture referred to below,

                             W I T N E S S E T H:

      WHEREAS, the Company has duly authorized the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), which are to be issued in one or more series; and the Company has heretofore made, executed and delivered to the Trustee its Indenture of even date herewith (the "Original Indenture") pursuant to which the Securities are issuable;

      WHEREAS, Sections 201 and 901 of the Original Indenture provide that the form or terms of any series of Securities may be established in an Indenture supplemental thereto, and the Company desires to establish in this Second Supplemental Indenture both the form and terms of a series of Securities designated as its 10% Senior Notes due 2009 (the "Notes");

      WHEREAS, Section 901 of the Original Indenture further provides that under certain conditions the Company and Trustee, may, without the consent of any Holders, from time to time and at any time, enter into an Indenture or Indentures supplemental thereto, for the purposes, INTER ALIA, of adding to the covenants of the Company for the benefit of the Holders of all or any series of Securities, and adding any additional Events of Default, and the Company desires by means of this Second Supplemental Indenture to add to its covenants for the sole benefit of the Holders of the Notes and to add certain additional Events of Default, also solely for the benefit of such Holders; and

      WHEREAS, all things necessary to authorize the execution and delivery of this First Supplemental Indenture, to establish the Notes as provided for in this Second Supplemental Indenture, and to make the Original Indenture, as supplemented by this Second Supplemental Indenture (the Original Indenture, as so supplemented by this Supplemental Indenture, being sometimes referred to herein as the "Indenture"), a valid agreement of the Company, in accordance with its terms, have been done;

      NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and the purchase of the Notes by the Holders, the Company and the Trustee mutually covenant and agree, solely for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

                                  ARTICLE ONE

                     SUPPLEMENT OF THE ORIGINAL INDENTURE

      SECTION 1.1.SUPPLEMENT TO ARTICLE ONE OF THE ORIGINAL INDENTURE. Section 101 of the Original Indenture is supplemented or superseded with respect to the Notes, in the case of definitional paragraphs that may be inconsistent, by inserting therein, in alphabetical order, the following definitional paragraphs:

      "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the Fair Value of the properties and assets of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

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      "Affiliate" of any specified Person means another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

      "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation or by means of a Sale and Lease-Back Transaction other than a Sale and Lease-Back Transaction that results in the creation or incurrence of (a) a Capital Lease Obligation of the Company or any Subsidiary or (b) a lease of newly acquired, improved, upgraded or constructed assets, which lease is treated as an operating lease in accordance with GAAP and entered into within 180 days of the later of commencement of commercial operations of such assets and completion of such acquisition, improvement, upgrade or construction) by the Company or any Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary, in one transaction, or a series of related transactions, of (i) any Capital Stock of any Subsidiary (except for directors' qualifying shares or certain minority interests sold to other Persons solely due to local law requirements that there be more than one stockholder, but which are not in excess of what is required for such purpose) or (ii) any other Property of the Company or any Subsidiary, other than (A) sales of drill-string components and obsolete or worn out equipment in the ordinary course of business or other assets that, in the Company's reasonable judgment, are no longer used or useful in the conduct of the business of the Company and its Subsidiaries, (B) any drilling contract, charter (bareboat or otherwise) or other lease of Property entered into by the Company or any Subsidiary in the ordinary course of business, other than any Bargain Purchase Contract, (C) a Permitted Investment or Restricted Payment permitted under Section 1009 hereof, (D) a Change of Control, (E) a consolidation, merger or the disposition of all or substantially all of the assets of the Company in compliance with Section 801 hereof, (F) any trade or exchange by the Company or any Subsidiary of one or more drilling rigs for one or more drilling rigs or other vessels or equipment for one or more other Replacement Assets owned or held by another Person, PROVIDED that (x) the Fair Value of the Property traded or exchanged by the Company or such Subsidiary (including cash or cash equivalents to be delivered by the Company or such Subsidiary) is reasonably equivalent to the Fair Value of the drilling rig or rigs acquired (together with cash or cash equivalents to be received by the Company or such Subsidiary), as determined by written appraisal by a nationally (or industry) recognized investment banking firm or appraisal firm and (y) such exchange is approved by a majority of the disinterested directors of the Company and (G) any transfers that, but for this clause (G), would be Asset Sales, if
(y) the Company elects to designate such transfers as not constituting Asset Sales and (z) after giving effect to such transfers, the aggregate Fair Market Value of the Property or assets transferred in such transaction or any such series of related transactions so designated by the Company does not exceed $1,000,000. An Asset Sale shall include the requisition of title to, seizure of or forfeiture of any Property or assets, or any actual or constructive total loss or an agreed or compromised total loss of any Property or assets.

      "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, at any date of determination, (1) if the Sale and Lease-Back Transaction is a Capital Lease Obligation, the amount of Indebtedness represented thereby according to the definition of "Capital Lease Obligation" and (2) in all other instances, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease (or to the first date on which the lessee is permitted to terminate such lease without the payment of a penalty) included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

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      "Average Life" means, as of any date, with respect to any debt security or preferred stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or preferred stock multiplied in each case by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

      "Bargain Purchase Contract" means a drilling contract, charter (bareboat or otherwise) or lease that provides for acquisition of Property by the other party to such agreement during or at the end of the term thereof for less than Fair Market Value thereof at the time such right to acquire such Property is granted.

      "Capital Lease Obligation" means, at any time as to any Person with respect to any Property leased by such Person as lessee, the amount of the liability with respect to such lease that would be required at such time to be capitalized and accounted for as a capital lease on the balance sheet of such Person prepared in accordance with GAAP. For purposes of Section 1015, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

      "Capital Stock" in any Person means any and all shares, interests, partnership interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

      "Cash Proceeds" means, with respect to any Asset Sale by any Person, the aggregate consideration received for such Asset Sale by such Person in the form of cash or cash equivalents (including any amounts of insurance or other proceeds received in connection with an Asset Sale of the type described in the last sentence of the definition thereof), including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any subsidiary thereof). For purposes of this definition, "cash or cash equivalents" shall be deemed to include, for a period not to exceed 12 months from the related Asset Sale, noncash consideration received with respect to an Asset Sale to the extent that such noncash consideration consists of (i) publicly traded debt securities of a Person, which securities are rated as "BBB-" or higher by Standard & Poor's Ratings Services ("S&P") and "Baa3" or higher by Moody's Investors Service, Inc. ("Moody's"), or
(ii) other Indebtedness of a Person if (x) the lowest rated long-term, unsecured debt obligation issued by such Person is rated "BBB-" or higher by S&P and "Baa3" or higher by Moody's or (y) in the case of other Indebtedness, the payment of such other Indebtedness is secured by an irrevocable letter of credit issued by a commercial bank having capital and surplus in excess of $100 million and long-term unsecured debt obligations rated at least "A-" by S&P and "A3" by Moody's.

      "Change of Control" means (i) a determination by the Company that any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) has become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Voting Stock of the Company; (ii) the Company is merged with or into or consolidated with another corporation and, immediately after giving effect to the merger or consolidation, less than 50% of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if the record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date; (iii) the Company, either individually or in conjunction with one or more Subsidiaries, sells, conveys, transfers or leases, or the Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole (either in one transaction or a

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series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than a Wholly Owned Subsidiary or a newly formed entity having substantially the same shareholders, directly or indirectly, as the Company with holdings in substantially the same proportion as such shareholders' holdings in the Company); (iv) the liquidation or dissolution of the Company; or (v) the first day on which a majority of the individuals who constitute the Board of Directors are not Continuing Directors.

      "Consolidated Current Liabilities" of any Person means, as of any date, the total liabilities (including tax and other proper accruals) of such Person and its subsidiaries (other than Non-Recourse Subsidiaries) on a consolidated basis at such date which may properly be classified as current liabilities in accordance with GAAP, after eliminating (1) all intercompany items between such Person and its subsidiaries (other than Non-Recourse Subsidiaries) or between subsidiaries (other than Non-Recourse Subsidiaries) and (2) all current maturities of long-term Indebtedness.

      "Consolidated Interest Coverage Ratio" means as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of EBITDA of the Company for the latest four fiscal quarters for which financial information in respect thereof is available immediately prior to the applicable Transaction Date (the "Determination Period") to (ii) the aggregate Consolidated Interest Expense of the Company that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its consolidated Subsidiaries expected by the Company to be outstanding on the Transaction Date and reasonably anticipated by the Company to be outstanding from time to time during such period), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date, PROVIDED that if the Company or any of its consolidated Subsidiaries is a party to any Interest Swap Obligation which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its consolidated Subsidiaries for such four-quarter period (or a portion thereof), the resulting rate shall be used for such four-quarter period or portion thereof; PROVIDED, HOWEVER, that any Consolidated Interest Expense of the Company with respect to Indebtedness incurred or retired by the Company or any of its Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs; PROVIDED, FURTHER, that if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio would have the effect of increasing or decreasing EBITDA in the future and if such increase or decrease is readily quantifiable and is directly attributable to such transaction, EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of the four fiscal quarters referred to in clause (i) of this definition, and if, during the same four fiscal quarters, (x) the Company or any of its consolidated Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (y) the Company or any of its consolidated Subsidiaries shall have acquired any material assets other than in the ordinary course of business, EBITDA and Consolidated Interest Expense (if Indebtedness is incurred or assumed in connection with such acquisition) shall be calculated on a pro forma basis as if such acquisition and related financing had occurred on the first day of such period.

      "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, (A) the sum of (i) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its subsidiaries (other than Non-Recourse Subsidiaries) for

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such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Swap Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers acceptances or similar facilities paid or accrued, or scheduled to be paid or accrued, during such period other than in respect of Non-Recourse Indebtedness); (ii) dividends on preferred stock of such Person (and preferred stock of its subsidiaries (other than Non-Recourse Subsidiaries) if paid to a Person other than such Person or its subsidiaries) declared and payable in cash;
(iii) the portion of any rental obligation of such Person or its subsidiaries (other than Non-Recourse Subsidiaries) in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its subsidiaries (other than Non-Recourse Subsidiaries) in respect of any Sale and Lease-Back Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any debt of any other Person is guaranteed by such Person or any of its subsidiaries (other than Non-Recourse Subsidiaries), (A) the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such debt, LESS (B) to the extent included in (A) above, amortization or writeoff of deferred financing costs of such Person and its subsidiaries during such period and any charge related or any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its subsidiaries prior to its stated maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its subsidiaries and as determined in accordance with GAAP.

      "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, PROVIDED that there shall be excluded therefrom, without duplication,
(i) any net income of any Non-Recourse Subsidiary, except that the Company's or any Subsidiary's equity in the net income of such Non-Recourse Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or cash equivalents actually distributed by such Non-Recourse Subsidiary during such period to the Company or such subsidiary as a dividend or other distribution, (ii) gains and losses from Asset Sales or reserves relating thereto, (iii) items classified as extraordinary (other than the tax benefit, if any, of the utilization of net operating loss carryforwards or alternative minimum tax credits), (iv) in the case of any computation of Consolidated Net Income for purposes of determining compliance with Section 1009, the net income of any Person acquired by such specified Person (other than a Non-Recourse Subsidiary) or any of its subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition, (v) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (vi) the net income of any subsidiary of such specified Person to the extent that the transfer to that Person of that income is not at the time permitted, directly or indirectly, by any means (including by dividend, distribution, advance or loan or otherwise), by operation of the terms of its charter or any agreement with a Person other than with such specified Person, instrument held by a Person other than by such specified Person, judgment, decree, order, statute, law, rule or governmental regulations applicable to such subsidiary or its stockholders, except for any dividends or distributions actually paid by such subsidiary to such Person, (vii) the cumulative effect of changes in accounting principles, and (viii) non-cash compensation expense for management stock options and other incentive or benefit plans.

      "Consolidated Net Tangible Assets" of any Person means, as of any date, Consolidated Tangible Assets of such Person at such date, after deducting therefrom (without duplication of deductions) all Consolidated Current Liabilities of such Person at such date.

      "Consolidated Net Worth" of any Person means, as of any date, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person

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and its subsidiaries on a consolidated basis at such date, each item determined in accordance with GAAP, less amounts attributable to Redeemable Stock of such Person or any of its subsidiaries.

      "Consolidated Tangible Assets" of any Person means, as of any date, the consolidated assets of such Person and its Subsidiaries at such date, after eliminating intercompany items and after deducting from such total (i) the net book value of all assets that would be classified as intangibles under GAAP (including, without limitation, goodwill, organizational expenses, trademarks, trade names, copyrights, patents, licenses and any rights in any thereof) and
(ii) any prepaid expenses, deferred charges and unamortized debt discount and expense, each such item determined in accordance with GAAP.

      "Continuing Director" means an individual who (i) is a member of the Board of Directors of the Company and (ii) either (A) was a member of the Board of Directors of the Company on the Issue Date or (B) whose nomination for election or election to the Board of Directors of the Company was approved by vote of at least 66 2/3% of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved.

      "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in foreign currency exchange rates.

      "Determination Period" has the meaning specified under clause (i) of the definition of "Consolidated Interest Coverage Ratio."

      "Drillship Credit Facilities" means the Loan Agreement, dated as of December 23, 1998, among Pride International, Inc., Compagnie Financiere de CIC et de L'Union Europeenne and the Lenders set forth on Schedule I thereto, relating to the Pride Angola drillship and the Loan Agreement, dated as of December 23, 1998, among Pride International, Inc., Compagnie Financiere de CIC et de L'Union Europeenne and the Lenders set forth on Schedule I thereto, relating to the Pride Africa drillship.

      "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such person, for such period, plus to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, and (v) any other non-cash charges.

      "Fair Market Value" means, with respect to consideration received or to be received pursuant to any transaction by any Person, the fair market value of such consideration as determined in good faith by the Board of Directors of the Company.

      "Fair Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

      "Funded Indebtedness" means all Indebtedness incurred under any revolving credit, letter of credit or working capital facility that matures by its terms, or that is renewable at the option of any obligor therein to a date more than one year after the date on which such Indebtedness is originally incurred.

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      "GAAP" means, at any date, United States generally accepted accounting principles, consistently applied, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and statements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be designated by the AICPA, that are applicable to the circumstances as of the date of determination; PROVIDED, HOWEVER, that all calculations made for purposes of determining compliance with the provisions set forth in Articles 8 and 10 hereof shall utilize GAAP in effect at the Issue Date.

      "Indebtedness" as applied to any Person means, at any time, without duplication, (i) any obligation of such Person, contingent or otherwise, for borrowed money; (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) any obligation of such Person for all or any part of the purchase price of Property or for the cost of Property constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable included in current liabilities incurred in respect of Property and services purchased in the ordinary course of business; (iv) any obligation of such Person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business); (v) any obligation of such Person under conditional sale or other title retention agreements relating to purchased Property (other than accounts payable incurred in the ordinary course of business); (vi) any obligation of such Person issued or assumed as the deferred purchase price of Property (other than accounts payable incurred in the ordinary course of business); (vii) any Capital Lease Obligation; (viii) any obligation of any other Person secured by (or for which the obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person, the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; (ix) any obligation of such Person in respect of any letter of credit supporting any obligation of any other Person;
(x) the maximum fixed repurchase price of any Redeemable Stock of such Person (or if such Person is a subsidiary, any preferred stock of such Person); (xi) any Interest Swap Obligation or Currency Hedge Obligation of such Person; and
(xii) any obligation which is in economic effect a guarantee, regardless of its characterization (other than an endorsement in the ordinary course of business or any performance guarantee), with respect to any Indebtedness of another Person, to the extent guaranteed. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock or subsidiary preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or subsidiary preferred stock as if such Redeemable Stock or subsidiary preferred stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; PROVIDED, HOWEVER, that if such Redeemable Stock or subsidiary preferred stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock or subsidiary preferred stock. The amount of Indebtedness of any Person at any date shall be (x) the outstanding book value at such date of all unconditional obligations as described above and (y) the maximum liability of any such contingent obligation at such date.

      "Interest Swap Obligations" means, with respect to any Person, the obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in interest rates.

      "Investment" means with respect to any Person, any investment in another Person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures or prepayments or deposits in the ordinary course of business) or similar credit extension constituting Indebtedness of such other Person or any guarantee of Indebtedness of any other Person; PROVIDED, HOWEVER, that the term "Investment" shall not include any transaction involving the purchase or other acquisition

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(including by way of merger) of Property (including Capital Stock) by the
Company or any Subsidiary in exchange for Capital Stock (other than Redeemable Stock) of the Company. The amount of any Person's Investment shall be the original cost of such Investment to such Person, PLUS the cost of all additions thereto paid by such Person, and MINUS the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or writeups, writedowns or writeoffs with respect to such Investment in determining the amount of any investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Value at the time of such transfer as determined in good faith by the board of directors (or comparable body) of the Person making such transfer.

      "Issue Date" means the date on which the Notes are first authenticated and delivered under this Indenture.

      "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

      "Limited Recourse Indebtedness" means (i) Indebtedness with respect to the two drilling/workover barge rigs owned by the Company's Venezuelan Subsidiary as in effect on the Issue Date (the "Venezuelan Barge Financing"), (ii) Indebtedness with respect to two drillships owned by certain Non-Recourse Subsidiaries as in effect on the Issue Date (the "Angola/Africa Drillship Financing") and (iii) Indebtedness incurred to finance the purchase, acquisition, renovation or construction of capital assets and related items (including interest added to principal), or refinancings thereof, (a) in respect of which the recourse of the holder of such Indebtedness is effectively limited to such capital assets and related items or (b) in which the recourse and security are similar to (or more favorable to the Company and its Subsidiaries than) the Venezuelan Barge Financing or the Angola/Africa Drillship Financing.

      "Maturity" means the date on which the principal of a Note becomes due and payable as provided therein or in this Indenture, whether at the Stated Maturity or by declaration of acceleration or otherwise.

      "Net Available Proceeds" means, (a) as to any Asset Sale (other than a Bargain Purchase Contract), the Cash Proceeds therefrom, net of (i) all legal and title expenses, commissions and other fees and expenses incurred, (ii) all Federal, state, provincial, foreign, recording and local taxes payable as a consequence of such Asset Sale, (iii) all payment made to any Person other than the Company or a Subsidiary on any Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,
(iv) as for any Asset Sale by a Subsidiary, the equity interest in such Cash Proceeds of any holder of Capital Stock of such Subsidiary (other than the Company or any other Subsidiary) and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (b) as to any Bargain Purchase Contract, an amount equal to (i) that portion of the rental or other payment stream arising under a Bargain Purchase Contract that represents an amount in excess of the Fair Market Value of the rental or other payments with respect to the pertinent

Property or other asset and (ii) the Cash Proceeds from the sale of such Property or other asset, net of the amounts set forth in clause (a) above, in each case as and when received.

      "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of a Non-Recourse Subsidiary as to which (a) neither the Company nor any other Subsidiary (i) provides credit support including any undertaking, agreement or instrument which would constitute Indebtedness or (ii) is directly or indirectly liable for such Indebtedness and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

      "Non-Recourse Subsidiary" means (i) any Subsidiary of the Company that at the time of determination will be designated a Non-Recourse Subsidiary by the Board of Directors of the Company as provided below and (ii) any Subsidiary of a Non-Recourse Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as a Non-Recourse Subsidiary so long as (a) neither the Company nor any Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary subject to the proviso described below; (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; (c) neither the Company nor any Subsidiary has made an Investment in such Subsidiary unless such Investment was made pursuant to, and in accordance with, Section 1009 hereof (other than Investments of the type described in clause (i) of the definition of "Permitted Investments"); and (d) such designation shall not result in the creation or imposition of any Lien on any Property of the Company or any Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with
Section 1015 hereof); PROVIDED, HOWEVER, that with respect to clause (a), the Company or a Subsidiary may be liable for Indebtedness of a Non-Recourse Subsidiary if (x) such liability constituted a Permitted Investment or a Restricted Payment permitted by Section 1009 hereof, in each case at the time of incurrence, or (y) the liability would be a Permitted Investment at the time of designation of such Subsidiary as a Non-Recourse Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Non-Recourse Subsidiary as a Subsidiary if, immediately after giving effect to such designation, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Company could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under the first paragraph of
Section 1010 hereof and (iii) if any Property of the Company or any of its Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 1015 hereof.

      "Notes" means the 10% Senior Notes due 2009.

      "Offered Notes" means $200,000,000 aggregate principal amount of the Notes to be issued and sold on May 26, 1999.

      "Permitted Indebtedness" means (a) Indebtedness of the Company under the Offered Notes; (b) Indebtedness (and any guarantee or pledge thereof) under one or more bank revolving credit facilities, as amended, extended, replaced or refunded from time to time, in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $100 million and (B) an amount equal to 10% of Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness (plus interest and fees under such facilities), less any amounts derived from Asset

Sales and applied to the permanent reduction of Indebtedness thereunder (and a permanent reduction of the related commitment to lend thereunder) as contemplated by Section 1013 hereof; (c) Indebtedness of the Company or any Subsidiary under Interest Swap Obligations, PROVIDED that (i) such Interest Swap Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenants described in Section 1010 hereof and (ii) the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate; (d) Indebtedness of the Company or any Subsidiary under Currency Hedge Obligations, PROVIDED that (i) such Currency Hedge Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenants described in Section 1010 hereof or to the foreign currency cash flows reasonably expected to be generated by the Company and the Subsidiaries and (ii) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of the Indebtedness and the amount of the foreign currency cash flows to which such Currency Hedge Obligations relate; (e) Indebtedness of the Company or any Subsidiary outstanding on the Issue Date; (f) the Subsidiary Guarantees of the Notes and any assumption of the obligations guaranteed thereby or subsidiary guarantees of the Senior Notes due 2007 (if such guarantees are required by the indenture governing such Notes); (g) Indebtedness of the Company or any Subsidiary in respect of bid performance bonds, surety bonds, appeal bonds and letters of credit or similar arrangement issued for the account of the Company or any Subsidiary, in each case in the ordinary course of business; (h) Indebtedness of the Company to any Wholly Owned Subsidiary (but only so long as it remains a Wholly Owned Subsidiary); (i) Indebtedness of any Subsidiary to the Company or any Wholly Owned Subsidiary (but only so long as it remains a Wholly Owned Subsidiary); (j) Indebtedness of the Company in connection with a purchase of the Notes pursuant to a Change of Control Offer, PROVIDED that the aggregate principal amount of such Indebtedness does not exceed 101% of the aggregate principal amount of the Notes purchased pursuant to such Change of Control Offer plus the related expenses of such purchase; PROVIDED, FURTHER, that such Indebtedness (A) has an Average Life equal to or greater than the remaining Average Life of the Notes and (B) does not mature prior to one year following the Stated Maturity of the Notes; (k) Permitted Refinancing Indebtedness incurred with respect to Indebtedness incurred pursuant to clause (a), (b), (e),
(f) or (j) above and (l) Permitted Subsidiary Refinancing Indebtedness incurred with respect to Indebtedness incurred pursuant to clause (a), (b), (e), (f) or
(j) above. So as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees of, or obligations in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included.

      "Permitted Investments" means (a) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks having capital and surplus in excess of $100 mullion; (b) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-1" by S&P and at least "P-1" by Moody's;
(c) U.S. Government Obligations with a maturity of four years or less; (d) repurchase obligations for instruments of the type described in clause (c); (e) shares of money market mutual or similar funds having assets in excess of $100 million; (f) payroll advances in the ordinary course of business; (g) other advances and loans to officers and employees of the Company or any Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $500,000 at any one time outstanding; (h) Investments represented by that portion of the proceeds from Asset Sales (1) that is not Cash Proceeds or (2) that is deemed to be Cash Proceeds pursuant to the second sentence of the definition of Cash Proceeds; (i) Investments made by the Company in its Subsidiaries (or any Person that will be a Subsidiary as a result of such Investment) or by a Subsidiary in the Company or in one or more Subsidiaries (or any Person that will be a Subsidiary as a result of such Investment); and (j) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Subsidiary, in each case as to debt owing to the Company or any Subsidiary that arose in the ordinary course of business of the Company or any such Subsidiary, provided that any stocks, obligations or securities received in settlement of debts that arose in the ordinary course of business (and received other than as a result of bankruptcy or insolvency proceedings or upon foreclosure, perfection or enforcement of any
Lien) that are, within 30 days of receipt, converted into cash or cash equivalents shall be treated as having been cash or cash equivalents at the time received.

      "Permitted Liens" means (a) Liens in existence on the Issue Date; (b) Liens created for the benefit of the Notes; (c) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary (and not incurred as a result of, or in anticipation of, such transaction), PROVIDED that such Lien relates solely to such Property and the proceeds thereof and accessories and upgrades thereto; (d) Liens on Property existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of, such transaction), PROVIDED that such Liens relate solely to such Property and the proceeds thereof and accessories and upgrades thereto; (e) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens and Liens for master's and crew's wages and other similar maritime Liens, and incurred in the ordinary course of business; (g) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of property and defects, irregularities and deficiencies in title to real property that do not, individually or in the aggregate, materially affect the ability of the Company and its Subsidiaries, taken as a whole, to conduct the business presently conducted; (h) Liens for taxes or assessments or other governmental charges or levies not yet due and payable, or the validity of which is being contested by the Company or a Subsidiary in good faith appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made; (i) Liens to secure Indebtedness incurred for the purpose of financing all or a part of the purchase price or construction cost of Property (including the cost of upgrading or refurbishing rigs or drillships) acquired or constructed after the Issue Date, PROVIDED that (1) the principal amount of Indebtedness secured by such Liens shall not exceed 100% of the lesser of cost or Fair Market Value of the Property so acquired, upgraded or constructed plus transaction costs related thereto, (2) such Liens shall not encumber any other Property of the Company or any Subsidiary (other than the proceeds thereof and accessions and upgrades thereto) and (3) such Liens shall attach to such Property within 180 days of the date of the later of commencement of commercial operations of such Property and completion of the construction, acquisition, upgrade or improvement of such Property; (j) Liens securing Capital Lease Obligations and other obligations, PROVIDED that such Liens secure Capital Lease Obligations and other obligations which, when combined with (1) the outstanding secured Indebtedness of the Company and its Subsidiaries (other than Indebtedness secured by Liens described under clauses (b) and (i) hereof) and
(2) the aggregate amount of all other Capital Lease Obligations and other obligations of the Company and its Subsidiaries, does not exceed 10% of the Company's Consolidated Net Tangible Assets; (k) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (a), (b), (c), (d) and (i), PROVIDED that such Liens do not extend to any other Property of the Company or any Subsidiary (other than the proceeds thereof and accessions and upgrades thereto) and the principal amount of the Indebtedness secured by such Liens is not increased; (1) any charter or lease of drilling rigs in the ordinary of course of business; (m) leases or subleases of property to other Persons in the ordinary course of business; (n) Liens securing Non-Recourse Indebtedness; (o) Liens securing Permitted Indebtedness described in clause (b) of the definitions thereof; (p) judgment liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been only initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (q) rights of setoff of banks and other Persons; (r) other deposits made in the ordinary course of business to secure liability to insurance carriers under insurance or self-insurance arrangements; (s) Liens securing reimbursement obligations under letters of credit, entered into in the ordinary course of business if in each case such Liens cover only the title documents and related goods (and any proceeds thereof) covered by the related letter of credit; and
(t) Liens or equitable encumbrances deemed to exist by reason or fraudulent conveyance or transfer laws or negative pledge or similar agreements to refrain from permitting Liens.

      "Permitted Non-Recourse Subsidiary Refinancing Indebtedness" means Non-Recourse Indebtedness of any Non-Recourse Subsidiary, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Non-Recourse Indebtedness of such Subsidiary which outstanding Non-Recourse Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of this Indenture.

      "Permitted Refinancing Indebtedness" means Indebtedness of the Company, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Company, which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of this Indenture (excluding any Permitted Indebtedness), PROVIDED that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is PARI PASSU with or subordinated in right of payment to the Notes, then such new Indebtedness is PARI PASSU with or subordinated, as the case may be, in right of payment (without regard to its being secured) to, the Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iv) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with
GAAP) plus the amount of reasonable fees, expenses and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

      "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Subsidiary incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of such Subsidiary, which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of this Indenture, PROVIDED that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is PARI PASSU with or subordinated in right of payment to the Notes, then such new Indebtedness is PARI PASSU with or subordinated, as the case may be, in right of payment (without regard to its being secured) to the Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iv) such new Indebtedness is in an aggregate principal amount (or, if such indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

      "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Qualified Equity Offering" means any public offering or private placement of Capital Stock (other than Redeemable Stock) of the Company for cash consummated after the Issue Date (other than an offering pursuant to a registration statement on Form S-8 or any successor form or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

      "Redeemable Stock" means, with respect to any Person, any equity security that by its terms or otherwise is required to be redeemed, or is redeemable at the option of the holder thereof, at any time prior to one year following the Stated Maturity of the Notes or is exchangeable into Indebtedness of such Person or any of its subsidiaries.

      "Related Business" means any business related, ancillary or complementary to the business of the Company and its Subsidiaries on the Issue Date.

      "Replacement Asset" means a Property or asset that, as determined by the Board of Directors of the Company as evidenced by a Board Resolution, is used or is useful in a Related Business.

      "Restricted Investment" means any Investment other than a Permitted Investment.

      "Restricted Payment" means to (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Affiliate of the Company, or warrants, rights or options to acquire such Capital Stock, other than (x) dividends payable solely in the Capital Stock (other than Redeemable Stock) of the Company, or in warrants, rights or options to acquire such Capital Stock and
(y) dividends or distributions by a Subsidiary to the Company or to a Wholly Owned Subsidiary; (ii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity, Indebtedness of the Company or any Subsidiary which is subordinated in right of payment to the Notes; or (iii) make any Restricted Investment in any Person.

      "Sale and Lease-Back Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries.

      "Senior Debt" means any Indebtedness incurred by the Company, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes, PROVIDED that Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by the Company, (b) any Indebtedness owing to any Subsidiaries of the Company, (c) any obligations with respect to Capital Stock of the Company, (d) any trade payables or (e) any Indebtedness that is incurred in violation of this Indenture.

      "Senior Notes due 2007" means the Company's 9 3/8% Senior Notes due 2007.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the Issue Date.

      "Stated Maturity," when used with respect to a Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

      "Subordinated Indebtedness" means any Indebtedness of the Company or any Subsidiary Guarantor that is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, and does not mature prior to one year following the Stated Maturity of the Notes.

      The term "subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries or such Person, or by such Person and one or more other subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person and (iii) any limited partnership of which such Person or any subsidiary of such Person is a general partner.

      "Subsidiary" means a subsidiary of the Company other than a Non-Recourse Subsidiary.

      "Subsidiary Guarantee" means any guarantee of the Notes by any Subsidiary Guarantor in accordance with the provisions described under Article Fourteen hereof.

      "Subsidiary Guarantor" means (i) each of the Company's Subsidiaries, if any, executing this Indenture and (ii) any Person that becomes a successor guarantor of the Notes in compliance with the provisions described under Article Fourteen hereof.

      "Transaction Date" has the meaning specified within the definition of "Consolidated Interest Coverage Ratio."

      "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) above, are not callable or redeemable at the option of the issuer thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

      "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock or other interests (including partnership interests) in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

      "Wholly Owned Subsidiary" means any Subsidiary to the extent (i) all of the Voting Stock or other ownership interests in such Subsidiary, other than any director's qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Subsidiary.

      SECTION 1.2. SUPPLEMENT TO ARTICLE FOUR OF THE ORIGINAL INDENTURE. The Original Indenture is supplemented with respect to the Notes by inserting the following provision in Article Four:

            Section 405. DISCHARGE OF SUBSIDIARY GUARANTEES. The obligations of each Subsidiary Guarantor with respect to its Subsidiary Guarantee and under this Indenture shall be discharged automatically to the same extent as the obligations of the Company with respect to the Notes are discharged pursuant to this Article Four, and such obligations of each Subsidiary Guarantor so discharged shall be subject to reinstatement pursuant to
      Section 404 in the event that such obligations of the Company shall be reinstated.

      SECTION 1.3. SUPPLEMENT TO ARTICLE FIVE OF THE ORIGINAL INDENTURE. (a)
Section 501 of the Original Indenture is supplemented with respect to the Notes by adding the following provisions (8)-(14) below:

            (8) the Company fails to comply with any of its covenants or agreements contained in Section 801 hereof or fails to make a Change of Control Offer in accordance with Section 1017 hereof or an Asset Sale Offer in accordance with Section 1013 hereof;

            (9) default in the performance or breach of any covenant or agreement of the Company or any Subsidiary Guarantor contained in the Notes, any Subsidiary Guarantee or this Indenture (other than a covenant or agreement a default in performance or breach of which is specifically dealt with) and continuance of such default or breach for a period of 30 days after written notice thereof has been mailed, by registered or certified mail, to the Company or such Subsidiary Guarantor by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the aggregate principal amount of the outstanding Notes;

            (10) Indebtedness of the Company or any Subsidiary (other than Non-Recourse Indebtedness or Limited Recourse Indebtedness) is not paid when due within the applicable grace period or is accelerated by the holders thereof and, in either case, the aggregate principal amount of such due and unpaid or accelerated Indebtedness exceeds $10 million;

            (11) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of any Subsidiary that constitutes a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging such Subsidiary or Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Subsidiary or Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Subsidiary or

      Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

            (12) the commencement by any Subsidiary that constitutes a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case of proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Subsidiary or Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such Subsidiary or Subsidiaries, or the filing by such Subsidiary or Subsidiaries, of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by such Subsidiary or Subsidiaries to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Subsidiary or Subsidiaries or of any substantial part of the property of such Subsidiary or Subsidiaries, or the making by such Subsidiary or Subsidiaries of an assignment for the benefit of creditors, or the admission by such Subsidiary or Subsidiaries in writing of the inability of such Subsidiary or Subsidiaries to pay the debts of such Subsidiary or Subsidiaries generally as they become due, or the taking of corporate action by such Subsidiary or Subsidiaries in furtherance of any such action; or

            (13) the entry by a court of competent jurisdiction of one or more judgments or orders against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10 million which remain undischarged or unsatisfied for a period of 30 consecutive days after the right to appeal them has expired; or

            (14) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Subsidiary Guarantee in accordance with this Indenture).

      (b) The second sentence of Section 502 of the Original Indenture is superseded with respect to the Notes by the following provision:

      If an Event of Default described in clause (5), (6), (11) or (12) of
      Section 501 shall occur, the principal amount of the Notes IPSO FACTO shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

      SECTION 1.4. SUPPLEMENT TO ARTICLE EIGHT OF THE ORIGINAL INDENTURE.
Section 801 of the Original Indenture is superseded with respect to the Notes by the following provisions:

            Section 801. The Company will not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole, to any Person, unless

                  (i) either (a) the Company shall be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, the Bahamas, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, any of the Channel Islands, France, the Netherlands or the Netherlands Antilles and shall expressly assume, by a supplemental Indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of the Company's covenants and obligations under this Indenture;

                  (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default shall have occurred and be continuing or would result therefrom;

                  (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transactions;

                  (iv) immediately after giving effect to any such transaction or series of transactions on a pro forma basis as if such transaction or series of transactions had occurred on the first day of the Determination Period, the Company (or the Surviving Entity if the Company is not continuing) would be permitted to incur $1.00 of additional Indebtedness pursuant to the tests described in the first sentence under the caption Section 1010 hereof;

                  (v) in the event that the Company or the Surviving Entity is organized in a jurisdiction other than the United States which is different from the jurisdiction in which the obligor on the Notes was organized immediately before giving effect to the transaction,
            (a) the Company or such Surviving Entity, as applicable, delivers to the Trustee an Opinion of Counsel stating that (1) the obligations of the Company or the Surviving Entity, as applicable, are enforceable under the laws of the new jurisdiction of its formation subject to customary exceptions and (2) the holders of Notes will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of the transaction and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such transaction had not occurred, (b) the Company or such Surviving Entity, as applicable, agrees in writing to submit to jurisdiction and appoints an agent for the service of process, each under terms substantially similar to those contained in this Indenture with respect to the

            Company, (c) the Company or such Surviving Entity, as applicable, agrees in writing to pay Additional Amounts as provided under this Indenture with respect to the Company, except that such Additional Amounts shall relate to any withholding tax whatsoever regardless of any change of law subject to exceptions substantially similar to those contained in this Indenture and (d) the board of directors (or comparable governing body) of the Company or such Surviving Entity, as applicable, determines in good faith that such transaction will have no material adverse effect on any holder of Notes and a board, or other applicable, resolution to that effect is delivered to the Trustee; and

                  (vi) the Company has delivered to the Trustee an Officers'
            Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

      SECTION 1.5. SUPPLEMENT TO ARTICLE NINE OF THE ORIGINAL INDENTURE.

      (a) Section 901 of the Original Indenture is supplemented with respect to the Notes by inserting the following provisions at the end of Section 901:

            (9) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986 (the "Code"), or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(b) of the Code); or

            (10) to add or, except as provided in Article IV or Section 1404, release any Subsidiary Guarantor pursuant to the terms of this Indenture, PROVIDED that such actions will not adversely affect the interests of the Holders in any material respect.

      (b) Section 902 of the Original Indenture is supplemented with respect to the Notes by inserting the following provisions:

            (4) modify the obligations of the Company to make a Change of Control Offer (including reducing the premium payable thereon) pursuant to
      Section 1017 hereof or an Asset Sale Offer pursuant to Section 1013 hereof; or

            (5) subordinate in right of payment, or otherwise subordinate, the Notes or any Subsidiary Guarantee to any other Indebtedness.

      SECTION 1.6. SUPPLEMENT TO ARTICLE TEN OF THE ORIGINAL INDENTURE.

      (a) Article 10 of the Original Indenture is supplemented with respect to the Notes by adding "(a)" before the first paragraph of Section 1007 and adding the following section at the end of Section 1007:

            (b) Additional Amounts will be payable in the event the Company becomes, or a successor to the Company is, a corporation organized or existing under the laws of any of the Countries in which the Company may become or a successor to the Company may be organized which are listed in clause (i) of Section 801 hereof (each, a "Permitted Country") and in the event the Company elects to redeem the Notes pursuant to clause (d) of Section 1109. In such circumstances, all payments made by the Company on the Notes will be made without deduction or withholding, for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature imposed, levied, collected or assessed by or on behalf of any taxing authority in such Permitted Country, unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of such Permitted Country, or any political subdivision or taxing authority thereof or therein, shall at any time be required in respect of any amounts to be paid by the Company under the Notes, the Company will pay or cause to be paid such Additional Amounts as may be necessary in order that every new payment of the principal of and interest on the Notes, after deduction for withholding for or on account of any future tax, assessment or other governmental charge will not be less than the amount provided for in the Notes to be then due and payable; PROVIDED, HOWEVER, that the foregoing obligation to pay Additional Amounts shall not apply in respect of:

                  (i) any tax, withholding, assessment or other governmental charge which would not have been imposed but for (A) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and a Permitted Country, or any political subdivision or taxing authority thereof including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or had a permanent establishment therein or (B) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except for Additional Amounts with respect to taxes that would have been imposed had the holder presented the note for payment within such 30-day period;

                  (ii) any estate, inheritance, gift, sale, transfer or personal property tax;

                  (iii) any tax, assessment or other governmental charge that is withheld by reason of the failure to timely comply by the Holder or the beneficial owner of the note with a request in writing of the Company (which request shall be furnished to the Trustee) (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing or domicile jurisdiction as a precondition to exemption from or reduction of all or part of such tax, assessment or other governmental charge; PROVIDED, HOWEVER, that this clause
            (iii) shall not apply to limit the Company's obligation to pay Additional Amounts if the completing and filing of the information described in subclause (A) or the declaration or other claim described in subclause (B) would be materially more onerous in form, in procedure or in substance of information disclosed, in comparison to the information reporting requirements imposed under U.S. tax law with respect to Forms 1001, W-8 and W-9;

                  (iv) any tax which is payable otherwise than by withholding by the Company or its paying agent; or

                  (v) any combination of items (i), (ii), (iii) and (iv) above;
            nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any Note to any Holder who is not the sole beneficial owner of such Note or is a fiduciary or partnership, but only to the extent that a beneficial owner, a beneficiary or a settlor with respect to a fiduciary or a member of the partnership would not have been entitled to the payment of the Additional Amount had the beneficial owner, beneficiary, settlor or member of such partnership received directly its beneficial or distributive share of the payment.

            The Company will also (i) make (or cause to be made) such withholding or deduction and (ii) remit (or cause to remitted) the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld from each taxing authority imposing such taxes. The Company will furnish to the Trustee as promptly as practicable after the payment of any taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment or, if the receipts are not obtainable, other evidence of such payments by the Company.

      (b) Article 10 of the Original Indenture is supplemented with respect to the Notes by inserting the following sections at the end thereof:

            Section 1008. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business, enter into or permit to exist any transaction or series of related transactions, including, but not limited to, the purchase, sale or exchange of Property, the making of any Investment, the giving of any guarantee or the rendering of any service with any Affiliate of the Company (other than transactions among the Company and any Wholly Owned Subsidiaries) unless (i) such transaction or series of related transactions is on terms set forth in writing which are no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate and (ii) (a) with respect to a transaction or series of related transactions that has a Fair Market Value in excess of $2 million but less than $5 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and (b) with respect to a transaction or series of related transactions that has a Fair Market Value equal to or in excess of $5 million, the transaction or series of related transactions is approved by a majority of the Board of Directors of the Company (including a majority of the disinterested directors), which approval is set forth in a Board Resolution certifying that such transaction or series of transactions complies with clause (i) above. The foregoing provisions shall not be applicable to (i) reasonable compensation (including amounts paid pursuant to employee benefit plans), indemnification paid or made available to an officer, director or employee of the Company or a Subsidiary for services rendered in such person's capacity as an officer, director or employee or (ii) the making of any Restricted Payment otherwise permitted by this Indenture.

            Section 1009. LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any Subsidiary to, make any Restricted Payment, unless at the time of and after giving effect to the proposed Restricted Payment (a) no Default or Event of Default shall have occurred and be continuing (or would result therefrom), (b) the Company could incur at least $1.00 of additional Indebtedness under the tests described in the first sentence under Section 1010 hereof and (c) the aggregate amount of such Restricted Payment and all Restricted Payments (the amount of any Restricted Payment not made in cash will be based on Fair Market Value) declared or made on or after the Issue Date by the Company or any Subsidiary shall not exceed the sum of (i) 50% (or if such Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the aggregate Consolidated Net Income accrued during the period beginning on the first day of the fiscal quarter in which the Issue Date falls and ending on the last day of the fiscal quarter ending immediately prior to the date of such proposed Restricted Payment, plus (ii) an amount equal to the aggregate net cash proceeds received by the Company, subsequent to the Issue Date, from the issuance or sale (other than to a Subsidiary or an employee stock ownership plan or trust established by the Company for the benefit of its employees) of shares of its Capital Stock, excluding Redeemable Stock, but including Capital Stock issued upon the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Stock) of the Company, and the liability (expressed as a positive number) in accordance with GAAP in respect of any Indebtedness of the Company or carrying value of Redeemable Stock, which has been converted into, exchanged for or satisfied by the issuance of shares of Capital Stock (other than Redeemable Stock) of the Company, subsequent to the Issue Date plus (iii) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Non-Recourse Subsidiaries or joint ventures resulting from dividends, repayments of loans or advances, releases or discharges of guarantees or other obligations, or other transfers of assets, in each case to the Company or a Subsidiary after the Issue Date from any Non-Recourse Subsidiary or joint venture or from the redesignation of a Non-Recourse Subsidiary as a Subsidiary (valued in each case as provided in the definition of Investment), not to exceed in the case of any Non-Recourse Subsidiary or joint venture the total amount of Investments (other than Permitted Investments) in such Non-Recourse Subsidiary or joint venture made by the Company and its Subsidiaries in such Non-Recourse Subsidiary or joint venture existing on or made after the Issue Date, plus (iv) to the extent not otherwise included in Consolidated Net Income or in clause (iii) above, the total amount of Investments in joint ventures (calculated as of the Issue Date) which have become Wholly Owned Subsidiaries of the Company subsequent to the Issue Date, plus (v) $25 million.

            The foregoing provisions will not prevent (A) the payment of any dividend on Capital Stock of any class within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by this Indenture PROVIDED that at the time of the declaration of such dividend, no Default or Event of Default shall have occurred and be continuing; (B) any repurchase or redemption of the Capital Stock or Subordinated Indebtedness of the Company made by exchange for Capital Stock of the Company (other than Redeemable Stock), or out of the net cash proceeds from the substantially concurrent issuance or sale (other than to a Subsidiary) of Capital Stock of the Company (other than Redeemable Stock), PROVIDED that the net cash proceeds from such sale are excluded from computations under clause (c)(ii) above to the extent such proceeds are applied to purchase or redeem such Capital Stock or Subordinated Indebtedness; and (C) any repurchase or redemption of Subordinated Indebtedness of the Company solely in exchange for, or out of the net cash proceeds from the substantially concurrent sale of, new Subordinated Indebtedness of the Company, so long as such Subordinated Indebtedness (x) is subordinated to the Notes at least to the same extent as the Subordinated Indebtedness so exchanged, purchased or redeemed, (y) has a stated maturity later than the stated maturity of the Subordinated Indebtedness so exchanged, purchased or redeemed and (z) has an Average Life at the time incurred that is greater than the remaining Average Life of the Subordinated Indebtedness so exchanged, purchased or redeemed. Restricted Payments permitted to be made as described in the preceding sentence will be excluded in calculating the amount of Restricted Payments thereafter, except such Restricted Payments made as described in clause (A), which will be included in calculating the amount of Restricted Payments thereafter.

            Section 1010. LIMITATION ON INDEBTEDNESS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, suffer to exist, guarantee or otherwise become liable, with respect to the payment of (collectively, "incur"), any Indebtedness (other than Non-Recourse Indebtedness), unless after giving pro forma effect to the incurrence of such Indebtedness, no Default or Event of Default would occur, and the Consolidated Interest Coverage Ratio for the Determination Period preceding the Transaction Date is at least 2.5 to 1.0. Notwithstanding the foregoing, the Company or any Subsidiary may incur Permitted Indebtedness. Any Indebtedness of a Person existing at the time such Person became a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary.

            Section 1011. LIMITATION ON SUBSIDIARY INDEBTEDNESS AND PREFERRED STOCK. The Company will not permit any Subsidiary to incur, directly or indirectly, any Indebtedness (other than Indebtedness of Non-Recourse Subsidiaries) or issue any preferred stock except:

                  (a) Indebtedness or preferred stock issued to and held by the
            Company or a Wholly Owned Subsidiary, so long as any transfer of such Indebtedness or preferred stock to a Person other than the Company or a Wholly Owned Subsidiary will be deemed to constitute the issuance of such Indebtedness or preferred stock by the issuer thereof;

                  (b) Indebtedness or preferred stock of a Subsidiary issued and outstanding prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness or preferred stock issued in connection with or in anticipation of such acquisition);

                  (c) Indebtedness or preferred stock outstanding on the Issue
            Date;

                  (d) Indebtedness described in clauses (b), (c), (d), (f) and
            (g) under the definition of "Permitted Indebtedness";

                  (e) Permitted Subsidiary Refinancing Indebtedness of such Subsidiary;

                  (f) Preferred stock issued in exchange for, or the proceeds of which are used to refinance, repurchase or redeem, Indebtedness or preferred stock described in clauses (b) and (c) of this paragraph (the "Retired Indebtedness or Stock"), PROVIDED that the preferred stock so issued has (i) a liquidation value not in excess of the principal amount or liquidation value of the Retired Indebtedness or Stock plus related expenses for redemption and issuance and (ii) a redemption date later than the stated maturity or redemption date (if any) of the Retired Indebtedness or Stock;

                  (g) Indebtedness of a Subsidiary which represents the
            assumption by such Subsidiary of Indebtedness of another Subsidiary (other than Non-Recourse Indebtedness) in connection with a merger of such Subsidiaries, PROVIDED that no Subsidiary or any successor (by way of merger) thereto existing on the Issue Date shall assume or otherwise become responsible for any Indebtedness of an entity which is not a Subsidiary on the Issue Date, except to the extent that a Subsidiary would be permitted to incur such Indebtedness under this paragraph;

                  (h) Indebtedness to finance the construction and operation of the drillships Pride Africa and Pride Angola pursuant to the Drillship Credit Facilities, as in effect on the Issue Date, and any refinancings or replacements thereof, and

                  (i) Indebtedness or preferred stock of any Subsidiary, which when taken together with all other Indebtedness and preferred stock of the Subsidiaries (except Indebtedness or preferred stock incurred pursuant to clauses (a), (b), (d) and (h) of this Section and clauses (e) and (f) of this covenant to the extent relating to Indebtedness incurred pursuant to clauses (a), (b) and (d) of this section), does not exceed at any one time outstanding the greater of
            (i) $100 million and (ii) 15% of Consolidated Net Tangible Assets determined as of the date of incurrence of such Indebtedness.

            Section 1012. LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, enter into any agreement with any Person or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind which by its terms restricts the ability of any Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock to the Company or any Subsidiary, (b) pay any Indebtedness owed to the Company or any Subsidiary, (c) make loans or advances to the Company or any Subsidiary or (d) transfer any of its Property or assets to the Company or any Subsidiary except any encumbrance or restriction contained in any agreement or instrument:

                  (i)   existing on the Issue Date;

                  (ii) relating to any Property or asset acquired after the
            Issue Date, so long as such encumbrance or restriction relates only to the Property or asset so acquired;

                  (iii) relating to any Indebtedness of any Subsidiary at the date on which such Subsidiary was acquired by the Company or any Subsidiary (other than Indebtedness incurred in anticipation of such acquisition);

                  (iv) effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clauses (i) through
            (iii), so long as the encumbrances and restrictions contained in any such refinancing agreement, taken as whole, are no more restrictive than the encumbrances and restrictions contained in such agreements;

                  (v) which constitute customary provisions restricting
            subletting or assignment of any lease of the Company or any Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

                  (vi) which constitute restrictions on the sale or other
            disposition of any Property securing Indebtedness as a result of a Permitted Lien on such Property;

                  (vii) which constitute any temporary encumbrances or
            restrictions with respect to a Subsidiary under an agreement that has been entered into for the sale or disposition of all or substantially all of the outstanding Capital Stock of or Property and assets of each Subsidiary provided that such sale or disposition is otherwise permitted under this Indenture;

                  (viii) which constitute customary restrictions on cash, other deposits or assets imposed by customers and other persons under contracts entered into in the ordinary course of business; or

                  (ix) which constitute provisions contained in agreements or instruments relating to Indebtedness that prohibit the transfer of all or substantially all of the assets of the obligor under that agreement or instrument unless the transferee assumes the obligations of the obligor under such agreement or instrument or such assets may be transferred subject to such prohibition.

            Section 1013. LIMITATION ON ASSET SALES. The Company will not engage in, and will not permit any Subsidiary to engage in, any Asset Sale unless
      (a) except in the case of (i) an Asset Sale resulting from the requisition of title to, seizure or forfeiture of any Property or assets or any actual or constructive total loss or an agreed or compromised total loss or (ii) a Bargain Purchase Contract, the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;
      (b) except in the case of an Asset Sale described in subclauses (i) or
      (ii) of clause (a), at least 75% of such consideration consists of Cash Proceeds or the assumption of Indebtedness (other than Subordinated Indebtedness) of the Company or such Subsidiary relating to the Property that was the subject of such Asset Sale and the release of the Company or such Subsidiary from Indebtedness); (c) after giving effect to such Asset Sale, the total non-cash consideration held by the Company from all such Asset Sales does not exceed $10 million, and (d) the Company delivers to the Trustee an Officers' Certificate, which Officers' Certificate shall be conclusive, certifying that such Asset Sale complies with clauses (a), (b) and (c); PROVIDED, HOWEVER, that the requirements set forth in clause (b) and (c) shall not apply to an Asset Sale in which the Company exchanges assets for assets that constitute Replacement Assets. The Company or such Subsidiary, as the case may be, may apply the Net Available Proceeds from each Asset Sale (x) to the acquisition of one or more Replacement Assets, or (y) to repurchase or repay Senior Debt (other than Indebtedness owed to the Company or an affiliate of the Company) (with a permanent reduction of availability in the case of revolving credit borrowings); PROVIDED, HOWEVER, that such acquisition or such repurchase or repayment shall be made within 365 days after the consummation of the relevant Asset Sale. The following amounts will be deemed to be cash for purposes of this provision: (i) any liabilities of the Company or any Subsidiary (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto), other than liabilities that by their terms are subordinated to the Notes or the applicable Subsidiary Guarantee that are assumed by the transferee of any such assets as a result of which the Company and its subsidiaries are no longer obligated with respect to such liabilities and (ii) any Indebtedness or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the cash received) within 120 days of such Asset Sale.

            Any Net Available Proceeds from any Asset Sale that are not used to acquire Replacement Assets or to repurchase or repay Senior Debt within 365 days after consummation of the relevant Asset Sale constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall, or at any time after receipt of Excess Proceeds, the Company may, at its option, make a pro rata offer to all holders of Notes and other Indebtedness (excluding the Senior Notes due 2007; PROVIDED that the Company may make an offer to purchase such notes in accordance with their terms) that ranks by its terms equally in right of payment with the Notes and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained in the Indenture (an "Asset Sale Offer") to purchase on a pro rata basis the maximum principal amount of the Notes and other such Indebtedness in integral multiples of $1,000 that may be purchased out of the Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued interest, if any, to the purchase date, in accordance with the procedures set forth in this Indenture. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes.

            Within five business days after the Company is obligated to make an Asset Sale Offer, the Company will send a written notice to holders of Notes, accompanied by such information as the Company in good faith believes will enable holders to make an informed decision with respect to the Asset Sale Offer.

            The Company will comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that an Asset Sale Offer is required under the circumstances described herein.

            Section 1014. LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Lease-Back Transaction unless (i) the proceeds from such Sale and Lease-Back Transaction are at least equal to the Fair Market Value of such Property being transferred and (ii) the Company or such Subsidiary would have been permitted to enter into such transaction under the tests described under Sections 1010, 1011 and 1015 hereof.

            Section 1015. LIMITATION ON LIENS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, affirm, incur, assume or suffer to exist any Liens on or with respect to any Property of the Company or such Subsidiary or any interest therein or any income or profits therefrom, whether owned at the Issue Date or thereafter acquired, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the Indebtedness so secured, other than Permitted Liens.

            Section 1016. LIMITATION ON NON-GUARANTOR SUBSIDIARIES. The Company will not permit any Subsidiary that is not a Subsidiary Guarantor to guarantee the payment of any Indebtedness of the Company unless: (i)(A) such Subsidiary simultaneously executes and delivers a supplemental Indenture to this Indenture providing for a Subsidiary Guarantee of the Notes by such Subsidiary and (B), with respect to any guarantee of Subordinated Indebtedness by a Subsidiary, any such guarantee shall be subordinated to such Subsidiary's Subsidiary Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes; (ii) such Subsidiary waives, and agrees not in any manner whatsoever to exercise any right or claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee until such time as the obligations guaranteed thereby are paid in full; and (iii) such Subsidiary shall deliver to the Trustee an opinion of independent legal counsel to the effect that such Subsidiary Guarantee has been duly executed and authorized and constitutes a valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; PROVIDED that this covenant shall not be applicable to any guarantee of any Subsidiary that (x) existed at the time such Person became a Subsidiary of the Company and (y) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company. Further, a pledge of assets to secure any Indebtedness for which the pledgor is not otherwise liable shall not be considered a guarantee.

            Section 1017. OFFER TO REPURCHASE UPON CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall announce the Change of Control Offer via Dow Jones News Service and mail a notice to the Trustee and each Holder stating: (1) that a Change of Control has occurred and that the Change of Control Offer is being made pursuant to this Section 1017 and that all Notes timely tendered shall be accepted for payment; (2) the purchase price and the purchase date described below (the "Change of Control Payment Date"); (3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization); (4) that any Note not tendered shall continue to accrue interest; (5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, if any, after the Change of Control Payment Date; (6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the fifth Business Day preceding the Change of Control Payment Date; (7) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (8) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. If any of the Notes subject to a Change of Control Offer is in the form of a Global Certificate, then such notice shall be modified in form but not substance to the extent appropriate to accord with the procedures of the Depository applicable to repurchases. The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Payment Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

            (b) On a date that is no earlier than 30 days nor later than 60 days from the date that the Company mails or causes to be mailed notice of the Change of Control to the Holders (the "Change of Control Payment Date"), the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable.

            The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1017 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            Section 1018. REPORTS. The Company and any Subsidiary Guarantors shall file with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company and the Subsidiary Guarantors would be required to file if the Company were subject to Section 13 or 15 of the Exchange Act, in each case on or before the dates on which such reports and other documents would have been required to have been filed with the Commission if the Company had been subject to Section 13 or 15 of the Exchange Act, beginning with the Company's fiscal year ended December 31, 1999. The Company shall also (i) file with the Trustee (with exhibits), and provide to each Holder of Notes (without exhibits), without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (ii) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, supply at the Company's cost copies of such reports and documents (including any exhibits thereto) to any Holder of Notes promptly upon written request. The Company shall at all times comply with Trust Indenture Act ss. 314(a).

            Section 1019. TAXES. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

            Section 1020. STAY, EXTENSION AND USURY LAWS. Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

      SECTION 1.7. SUPPLEMENT TO ARTICLE ELEVEN OF THE ORIGINAL INDENTURE. Article Eleven of the Original Indenture is supplemented with respect to the Notes by inserting the following section at the end thereof:

            Section 1109. OPTIONAL REDEMPTION. (a) The Notes will not be redeemable at the option of the Company prior to June 1, 2004. On or after such date, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, at the following prices (expressed in percentages of the principal amount), if redeemed during the 12 months beginning June 1 of the years indicated below, in each case together with interest accrued to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

            YEAR                                PERCENTAGE
            ----                                ----------
            2004................................ 105.000%
            2005................................ 103.333%
            2006................................ 101.667%
            2007 and thereafter................. 100.000%

            (b) If fewer than all the Notes are redeemed, selection for redemption will be made by the Trustee, by lot or by any other means the Trustee determines to be fair and appropriate.

            (c) Notwithstanding the foregoing, at any time on or prior to June 1, 2002, the Company may redeem up to an aggregate of 33% of the principal amount of Notes at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds from a Qualified Equity Offering, PROVIDED that at least 67% of the aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption and PROVIDED, FURTHER, that such redemption occurs within 60 days of the date of the closing of such Qualified Equity Offering.

            (d) The Notes may be redeemed at the option of the Company in whole or in part, upon not less than 30 nor more than 60 days' notice, at any time at 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for such payment if, as a result of any change in or amendment to the laws, regulations or governmental policy having the force of law of any Permitted Country (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to, any treaty or treaties affecting taxation of which the Permitted Country (or such political subdivision or taxing authority) is a party, which becomes effective on or after the date of the Company's change in organizational jurisdiction (i) the Company is required, or would be required on the next succeeding interest payment date, to pay Additional Amounts in respect of payments on the Notes as a result of the imposition of Taxes imposed by a Permitted Country (or any political subdivision or taxing authority thereof) and (ii) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company that do not require undue effort or costs. In addition, the Company will also pay to holders on the redemption date any Additional Amounts which would otherwise be payable; PROVIDED, HOWEVER, that no such notice of redemption shall be given earlier than 180 days prior to the earliest date on which the Company could be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

            Prior to the publication of the notice of redemption in accordance with the foregoing, the Company shall deliver to the Trustee an officer's certificate stating that (x) the Company is entitled to effect such redemption based on an Opinion of Counsel or written advice of an independent tax counsel or accounting firm, such opinion or advice being reasonably acceptable to the Trustee, that the condition referred to in clause (i) of the immediately preceding paragraph is satisfied as a result of such change, amendment or executed or amended treaty and (y) the condition described in (ii) of the immediately preceding paragraph is satisfied. Such notice, once delivered by the Company to the Trustee, will be irrevocable.

      SECTION 1.8. NEW ARTICLE FOURTEEN. The Original Indenture is supplemented with respect to the Notes by inserting the following Article Fourteen:

                               ARTICLE FOURTEEN
                            SUBSIDIARY GUARANTEES

            Section 1401. SUBSIDIARY GUARANTEES. Each Subsidiary Guarantor, jointly and severally, shall unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and premium and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged (other than in accordance with Article Four or Section 1404 of the Indenture) except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. In order to provide for just and equitable contribution among the Subsidiary Guarantors, in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under its Subsidiary Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by the Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to any Subsidiary Guarantee. Each Subsidiary Guarantor agrees that it will not be entitled to exercise any right of subrogation or contribution in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all amounts guaranteed under this Section 1401.

            Section 1402. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES. To evidence its Subsidiary Guarantee set forth in Section 1401, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit B to the Second Supplemental Indenture shall be endorsed by an Officer of such Subsidiary Guarantor on each Note thereafter authenticated and delivered by the Trustee, that a supplement to this Indenture shall be executed on behalf of such Subsidiary Guarantor by its duly authorized officer in accordance with Section 1016 hereof and that such Subsidiary Guarantor shall deliver to the Trustee an Opinion of Counsel that the foregoing have been duly authorized, executed and delivered by such Subsidiary Guarantor and that such Subsidiary Guarantor's Subsidiary Guarantee is a valid and legally binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, subject to bankruptcy, insolvency, moratorium, fraudulent conveyance and other law affecting the rights of creditors generally.

            Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 1401 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

            If an Officer whose signature is on a supplement to this Indenture or on the notation of Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a notation of Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder and whether upon original issue, registration of transfer, exchange or otherwise, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Person that is then a Subsidiary Guarantor.

            Section 1403. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person whether or not affiliated with such Subsidiary Guarantor unless:

                  (a) subject to the provisions of Section 1404 hereof, the
            Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Notes, this Indenture and such Subsidiary Guarantor's Subsidiary Guarantee;

                  (b) immediately after giving effect to such transaction, no
            Default or Event of Default exists; and

                  (c) such transaction does not violate any of Sections 1008,
            1009, 1010, 1011, 1012, 1014, 1015, 1016, 1017, 1018, 1019 and 1020.

            Notwithstanding the foregoing, no Subsidiary Guarantor shall be permitted to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person pursuant to the preceding sentence if such consolidation or merger would not be permitted by Article Eight hereof.

            In case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligations of the Subsidiary Guarantor in respect of the Notes, this Indenture and such Subsidiary Guarantor's Subsidiary Guarantee, such successor corporation shall succeed to and be substituted for the

      Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

            Except as set forth in Articles Eight and Ten hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company.

            Section 1404. RELEASES OF SUBSIDIARY GUARANTEES. In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor to a Person that is not a Subsidiary or to a Non-Recourse Subsidiary in a transaction that does not violate any provisions of this Indenture, by way of merger, consolidation or otherwise, or a sale or other disposition (including, without limitation, by foreclosure) of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition (including, without limitation, by foreclosure), by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and relieved of any obligations under this Indenture and its Subsidiary Guarantee; PROVIDED that the Net Available Proceeds of such sale or other disposition are applied in accordance with Section 1013 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 1013, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee. In the event of a release or discharge in full of all obligations of any Subsidiary Guarantor in respect of all of its guarantees of Indebtedness of the Company (other than the Notes), such Subsidiary Guarantor shall, upon the written request of the Company, be released and relieved of any obligation under this Indenture and its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such Subsidiary Guarantor has been released or discharged in full from all of its obligations under all of its guarantees of Indebtedness of the Company, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under this Indenture and its Subsidiary Guarantee.

            Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and premium and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture.

            Any Subsidiary Guarantor that is designated a Non-Recourse Subsidiary in accordance with the terms of this Indenture shall be released from and relieved of its obligations under this Indenture and its Subsidiary Guarantee. Any Non-Recourse Subsidiary that ceases to be a Non-Recourse Subsidiary shall thereupon execute a supplement to this Indenture in accordance with the terms of this Indenture.

            Section 1405. LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY. For purposes hereof, each Subsidiary Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor thereunder, but shall be limited to the lesser of (i) the aggregate amount of the obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

            Section 1406. "TRUSTEE" TO INCLUDE PAYING AGENT. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Fourteen shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article Fourteen in place of the Trustee.

      SECTION 1.9. EFFECT OF ARTICLE ONE. The supplements to the Original Indenture set forth in Article One of this Second Supplemental Indenture affect only the provisions of the Original Indenture as such provisions relate to the Notes, the series of Securities comprised of the Notes and the rights, remedies and obligations of the Company, the Subsidiary Guarantors, the Holders of Notes, the Trustee and other Persons set forth in the Original Indenture as such rights, remedies and obligations relate to the Notes. Unless otherwise expressly set forth in a subsequent supplement to the Original Indenture, as supplemented hereby, the supplements to the Original Indenture contained in Article One of this Second Supplemental Indenture relate only to the series of Securities comprised of the Notes.

                                  ARTICLE TWO

                                   THE NOTES

      The Notes shall be issued in the form of one or more permanent global Notes substantially in the form set forth on Exhibit A hereof, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The terms of the Notes set forth on Exhibit A hereto are incorporated by reference herein as if set forth herein in their entirety.

                                 ARTICLE THREE

                        REPRESENTATIONS OF THE COMPANY

      SECTION 3.1. AUTHORITY OF THE COMPANY. The Company is duly authorized to execute and deliver this Second Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Second Supplemental Indenture has been duly and effectively taken.

      SECTION 3.2. TRUTH OF RECITALS AND STATEMENTS. The Company warrants that the recitals of fact and statements contained in this Second Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished thereunder will be true and correct.

                                 ARTICLE FOUR

                            CONCERNING THE TRUSTEE

      SECTION 4.1. ACCEPTANCE OF TRUSTS. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this Second Supplemental Indenture, to all of which the Company and the respective Holders of the Notes at any time hereafter outstanding agree by their acceptance thereof.

      SECTION 4.2. NO RESPONSIBILITY OF TRUSTEE FOR RECITALS, ETC. The recitals and statements contained in this Second Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this Second Supplemental Indenture.

                                 ARTICLE FIVE

                           MISCELLANEOUS PROVISIONS

      SECTION 5.1. RELATION TO THIS INDENTURE. The provisions of this Second Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Second Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Original Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture; PROVIDED, HOWEVER, such terms and provisions shall be so included in this Second Supplemental Indenture solely for the benefit of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Notes. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented by this Second Supplemental Indenture, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and construed together as one instrument.

      SECTION 5.2. MEANING OF TERMS. Any term used in this Second Supplemental Indenture which is defined in the Original Indenture shall have the meaning specified in the Original Indenture, unless the context shall otherwise require.

      SECTION 5.3. COUNTERPARTS OF SUPPLEMENTAL INDENTURE. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instruments.

      SECTION 5.4. GOVERNING LAW. This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, Pride International, Inc. has caused this Second Supplemental Indenture to be executed in its corporate name by a duly authorized officer and The Chase Manhattan Bank has caused this Second Supplemental Indenture to be executed in its corporate name by a duly authorized officer, all as of the date first above written.

                                    PRIDE INTERNATIONAL, INC.



                                    By: __________________________
                                    Name: ________________________
                                    Title: _______________________


                                    THE CHASE MANHATTAN BANK



                                    By: __________________________
                                    Name: ________________________
                                    Title: _______________________

                                   EXHIBIT A

                                (FACE OF NOTE)

                           10% Senior Notes due 2009

                                                        CUSIP Number 741932AC1
No.                                                               $200,000,000

                           PRIDE INTERNATIONAL, INC.

promises to pay to

or registered assigns,

the principal sum of

Dollars on June 1, 2009.

Interest Payment Dates:  June 1 and December 1, beginning December 1, 1999

Record Dates:  May 15 and November 15

[SEAL]

ATTEST:                                   PRIDE INTERNATIONAL, INC.

By: ___________________________           By: ___________________________
Name: _________________________           Name: _________________________
Title: ________________________           Title: ________________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

The Chase Manhattan Bank,
as Trustee


By: _____________________________
         Authorized Officer

Dated:

                                (BACK OF NOTE)

                           10% Senior Note due 2009

      Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. (a) Pride International, Inc., a Louisiana corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 10% per annum, which interest shall be payable in cash semi-annually in arrears on June 1 and December 1, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); PROVIDED that the first Interest Payment Date shall be December 1, 1999. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      2. METHOD OF PAYMENT. On each Interest Payment Date the Company will pay interest to the Person who is the Holder of record of this Note as of the close of business on the May 15 or November 15 immediately preceding such Interest Payment Date, even if this Note is canceled after such record date and on or before such Interest Payment Date. Principal, premium, if any, and interest, if any, on this Note will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, The Chase Manhattan Bank, the Trustee under the Indenture, will act as Registrar and Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company, any Subsidiary Guarantor or any other of its Subsidiaries may act in any such capacity.

      4. INDENTURE. The Company issued the Notes under an Indenture dated as of May 1, 1997, as supplemented by a Second Supplemental Indenture dated as of May [26], 1999 (collectively, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited in an aggregate principal amount to $300,000,000 and will mature on June 1, 2009.

      5. OPTIONAL REDEMPTION. (a) The Notes are not redeemable at the Company's option prior to June 1, 2004. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

           YEAR                                                   PERCENTAGE
           ----                                                   ----------
           2004.................................................... 105.000%
           2005.................................................... 103.333%
           2006.................................................... 101.667%
           2007 and thereafter..................................... 100.000%

      (b) Notwithstanding clause (a) of this Paragraph 5, prior to June 1, 2002, the Company may, at its option, on any one or more occasions, redeem up to 33% of the aggregate principal amount of Notes at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of a Qualified Equity Offering; PROVIDED that at least 67% of the aggregate principal amount of Notes must remain outstanding immediately after the occurrence of such redemption; and provided, further, that any such redemption shall occur within 60 days of the date of the closing of such Qualified Equity Offering.

      (c) The Notes may be redeemed at the option of the Company in whole or in part, upon not less than 30 nor more than 60 days' notice, at any time at 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for such payment if, as a result of any change in or amendment to the laws, regulations or governmental policy having the force of law of any Permitted Country (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to, any treaty or treaties affecting taxation of which the Permitted Country (or such political subdivision or taxing authority) is a party, which becomes effective on or after the date of the Company's change in organizational jurisdiction (i) the Company is required, or could be required on the next succeeding interest payment date, to pay Additional Amounts in respect of payments on the Notes as a result of the imposition of Taxes imposed by a Permitted Country (or any political subdivision or taxing authority thereof) and (ii) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company that do not require undue effort or costs. In addition, the Company will also pay to holders on the redemption date any Additional Amounts which would otherwise be payable; PROVIDED, HOWEVER, that no such notice of redemption shall be given earlier than 180 days prior to the earliest date on which the Company could be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

      Prior to the publication of the notice of redemption in accordance with the foregoing, the Company shall deliver to the Trustee an officer's certificate stating that (x) the Company is entitled to effect such redemption based on an Opinion of Counsel or written advice of an independent tax counsel or accounting firm, such opinion or advice being reasonably acceptable to the Trustee, that the condition referred to in clause (i) of the immediately preceding paragraph is satisfied as a result of such change, amendment or executed or amended treaty and (y) the condition described in (ii) of the immediately preceding paragraph is satisfied. Such notice, once delivered by the Company to the Trustee, will be irrevocable.

      6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

      7. REPURCHASE AT OPTION OF HOLDER. (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

      (b) If the Company or a Subsidiary consummates any Asset Sales permitted by the Indenture, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale Offer to purchase the maximum principal amount of Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in Section 1013 of the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis, based on the aggregate principal amount (or accreted value, as applicable) thereof surrendered in such Asset Sale Offer. Upon the completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes initially issued are in the form of a permanent Global Certificate, except as provided in this Indenture. Under certain circumstances described in the Indenture, Notes may also be issued in the form of permanent certificated Notes in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without notice to or consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Subsidiary Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to secure the Notes or to add or release any Subsidiary Guarantor pursuant to the terms of the Indenture; PROVIDED that such actions will not adversely affect the interests of the Holders in any material respect.

      12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with the provisions of Sections 801, 1013 and 1017 of the Indenture; (iv) failure by the Company or any Subsidiary Guarantor for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Subsidiary Guarantee in accordance with the Indenture); (vi) failure by the Company or any of its Subsidiaries to pay Indebtedness of the Company or any Subsidiary (other than Non-Recourse Indebtedness or Limited Recourse Indebtedness) when due within the applicable grace period, which Indebtedness exceeds $10 million; (vii) the entry of a judgment in an uninsured or underdemnified aggregate amount in excess of $10.0 million, which judgment is not paid or discharged for a period of 30 days; and
(viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries that constitute a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Subsidiary that constitutes a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. TRUSTEE DEALINGS WITH COMPANY. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

      15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      18. SINKING FUND; ADDITIONAL AMOUNTS. There shall not be any sinking fund with respect to the Notes. The Company shall not be obligated to pay Additional Amounts with respect to the Notes.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

            Pride International, Inc.
            5847 San Felipe
            Suite 3300
            Houston, Texas  77057
            Telephone No.  (713) 789-1400
            Telecopier No.  (713) 952-6916
            Attention:  Robert Randall

                                ASSIGNMENT FORM

      To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
               (Insert assignee's Social Security or tax I.D. No.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:______________


                                       Your Signature:__________________________
                                       (Sign exactly as your name appears on the face of this Note)

                                       Signature Guarantee: /*/_________________



______________________________
/*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                      OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 1013 or 1017 of the Indenture, check the box below:

           [ ] Section 1013                          [ ] Section 1017

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1013 or Section 1017 of the Indenture, state the amount you elect to have purchased:
$-----------



Date:                                         Your Signature:___________________
                                              (Sign exactly as your name appears
                                              on the Note)

                                              Tax Identification No.:___________



                                              Signature Guarantee: /*/__________




_____________________
/*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE

      The following exchanges of a part of this Global Certificate for Definitive Notes have been made:

                                                                               PRINCIPAL AMOUNT OF
                       AMOUNT OF DECREASE          AMOUNT OF INCREASE               THIS GLOBAL                SIGNATURE OF
                       IN PRINCIPAL AMOUNT         IN PRINCIPAL AMOUNT         CERTIFICATE FOLLOWING       AUTHORIZED OFFICER OF
                         OF THIS GLOBAL              OF THIS GLOBAL              SUCH DECREASE (OR            TRUSTEE OR NOTE
 DATE OF EXCHANGE         CERTIFICATE                 CERTIFICATE                   INCREASE)                   CUSTODIAN
-------------------  ------------------------ ---------------------------  --------------------------- ---------------------------




                                   EXHIBIT B

                         FORM OF SUBSIDIARY GUARANTEE

      Each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company thereunder, that: (a) the principal of and premium and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

      The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee are expressly set forth in
Article 14 of the Indenture, and reference is hereby made to such Article for the precise terms of this Subsidiary Guarantee. The terms of Article 14 of the Indenture are incorporated herein by reference.

      This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the Trustee and the Holders of Notes and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Notwithstanding the foregoing, the Subsidiary Guarantees may be discharged in accordance with Article IV of the Indenture and any Subsidiary Guarantor that satisfies the provisions of Section 1404 of the Indenture shall be released of its obligations hereunder. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

      This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

      For purposes hereof, each Subsidiary Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and
(ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that,

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
in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

      Capitalized terms used herein have the same meanings given in that certain Indenture dated as of May 1, 1997 between Pride Petroleum Services, Inc. and The Chase Manhattan Bank, as Trustee, as supplemented by the Second Supplemental Indenture dated as of May 26, 1999 between Pride International, Inc. and The Chase Manhattan Bank, as Trustee, unless otherwise indicated.


                                    [Name of Subsidiary Guarantor]


                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

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